Exhibit 99.1
Directions to [Palace Station Hotel and Casino, 2411 West Sahara Avenue, Las Vegas, Nevada 89102]
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Your proxy card is attached below.

FOLD AND DETACH HERE

VESTIN FUND I, LLC
PROXY FOR SPECIAL MEETING OF UNITHOLDERS
[                    ] [    ], 2005
This Proxy is Solicited on Behalf of the Board of Directors of Vestin Mortgage, Inc. as sole manager of Vestin Fund I, LLC
The undersigned hereby appoints Michael V. Shustek and John W. Alderfer, and each of them, proxies for the undersigned, with full power of substitution, to vote all units of Vestin Fund I, LLC which the undersigned may be entitled to vote at the Special Meeting of Unitholders of Vestin Fund I, LLC in Las Vegas, Nevada, on [          ], [                    ] [    ], 2005 at 1:00 P.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.
Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.
VESTIN FUND I, LLC
8379 West Sunset Road
Las Vegas, Nevada 89113

	THE BOARD OF DIRECTORS OF VESTIN MORTGAGE, INC. RECOMMENDS A VOTE “FOR” ITEM NO. 1			Please mark ☒ your votes as indicated

1.	Approve the form of agreement and plan of merger by and between Vestin Fund I, LLC and Vestin Mortgage Realty Trust I, Inc., a newly formed Maryland corporation, pursuant to which Vestin Fund I, LLC will be merged with and into Vestin Mortgage Realty Trust I, Inc.

	For	Against	Abstain*
	☐	☐	☐

* An abstention is the equivalent of a vote against the proposal.

2.	In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be signed on other side)

This proxy when properly signed will be voted in the manner directed herein by the undersigned unitholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS OF VESTIN MORTGAGE, INC.
Receipt is hereby acknowledged of the Vestin Fund I, LLC
Notice of Meeting and Proxy Statement.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.
Dated:                                                             , 2005

Signature

Signature
Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.